                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                         MAX & ERMA'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of Securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                                                PRELIMINARY COPY


                         MAX & ERMA'S RESTAURANTS, INC.









                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  APRIL 5, 2001

                                       AND

                                 PROXY STATEMENT







                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                                                                PRELIMINARY COPY


                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800



                                                               February 21, 2001



Dear Stockholder:

                  You are cordially invited to attend the Annual Meeting of Stockholders of Max & Erma's Restaurants, Inc. on April 5, 2001, at 9:30 a.m., at the Company's corporate office at 4849 Evanswood Drive, Columbus, Ohio. We look forward to greeting those stockholders who are able to attend.

                  At the meeting, you are being asked to elect William E. Arthur, Todd B. Barnum and Thomas R. Green for three-year terms as Class III members of the Board of Directors, to approve and adopt an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 10,000,000 shares to 5,000,000 shares, and to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the 2001 fiscal year.

                  It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

                  Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                   Sincerely,

                                   Todd B. Barnum
                                   Chairman of the Board,
                                   Chief Executive Officer and President

                                                                PRELIMINARY COPY


                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 5, 2001


                                                               February 21, 2001

To the Stockholders of
Max & Erma's Restaurants, Inc.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Max & Erma's Restaurants, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate office at 4849 Evanswood Drive, Columbus, Ohio, on the 5th day of April, 2001, at 9:30 a.m., local time, for the following purposes:

        1. To elect three Class III Directors, each for a term of three years and until their successors are duly elected and qualified.

        2. To approve and adopt an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock from 10,000,000 shares to 5,000,000 shares.

        3. To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the 2001 fiscal year.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  Owners of Common Stock of the Company of record at the close of business on February 9, 2001, will be entitled to vote at the meeting.

                  Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. Thank you for your cooperation.

                                       By Order of the Board of Directors

                                       Todd B. Barnum
                                       Chairman of the Board,
                                       Chief Executive Officer and President

--------------------------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                         MAX & ERMA'S RESTAURANTS, INC.
                                 P.O. BOX 297830
                              4849 EVANSWOOD DRIVE
                              COLUMBUS, OHIO 43229
                                 (614) 431-5800

                                                               February 21, 2001

                               PROXY STATEMENT FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of Max & Erma's Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 5, 2001, and at any adjournment thereof, and is being mailed to the stockholders on or about the date set forth above.

         All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the Board of Directors' unanimous recommendations, which are FOR the election of William E. Arthur, Todd B. Barnum and Thomas R. Green as Class III Directors of the Company; FOR the approval and adoption of an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 10,000,000 shares to 5,000,000 shares; FOR the ratification of the selection of Deloitte & Touche LLP as the independent public accountants of the Company for the 2001 fiscal year; and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention William C. Niegsch, Jr.) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

VOTING RIGHTS

         Only stockholders of record at the close of business on February 9, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share so held entitles the holder thereof to one vote upon each matter to be voted on. As of February 9, 2001, the Company had outstanding [2,415,314] shares of Common Stock, $.10 par value. There are no cumulative voting rights in the election of directors.

                                                                PRELIMINARY COPY


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the only persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company on December 31, 2000 (unless otherwise noted):

 NAME AND ADDRESS                NUMBER OF SHARES             PERCENTAGE
OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)          OF CLASS(2)
-------------------            ---------------------          -----------

Todd B. Barnum                       454,708(3)                 17.8%
4849 Evanswood Drive
Columbus, Ohio  43229

Mark F. Emerson                      357,108(4)                 14.3%
4849 Evanswood Drive
Columbus, Ohio  43229

Roger D. Blackwell                   530,422(5)                 21.8%
3380 Tremont Road
Columbus, Ohio 43221

William C. Niegsch, Jr.              177,627(6)                  7.1%
4849 Evanswood Drive
Columbus, Ohio 43229

Dimensional Fund Advisors Inc.       184,944(7)                  7.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
---------------------------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire beneficial ownership of within 60 days of December 31, 2000. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2) "Percentage of Class" is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of December 31, 2000.

(3) Includes 143,000 shares which Mr. Barnum has a right to purchase under presently exercisable options. Also includes 402 shares owned by Mr. Barnum's spouse, as to which Mr. Barnum disclaims beneficial ownership.

(4) Includes 82,000 shares which may be purchased under presently exercisable options.

(5) Includes 22,000 shares which may be purchased under presently exercisable options.

(6) Includes 82,000 shares which may be purchased under presently exercisable options. Also includes 11,000 shares owned by Mr. Niegsch's spouse and 10,494 shares owned by Mr. Niegsch's children, as to which Mr. Niegsch disclaims beneficial ownership.

(7) Based on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

                                                                PRELIMINARY COPY

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of December 31, 2000, the beneficial ownership of the Company's Common Stock by each executive officer and/or director of the Company and by all executive officers and directors as a group:

                NAME OF                  NUMBER OF SHARES         PERCENTAGE
         BENEFICIAL OWNER             BENEFICIALLY OWNED(1)        OF CLASS(2)
         ----------------             ---------------------        -----------

         Todd B. Barnum                        454,708(3)            17.8%

         Mark F. Emerson                       357,108(3)            14.3%

         Bonnie J. Brannigan                    18,666(4)             0.8%

         William C. Niegsch, Jr.               177,627(3)             7.1%

         Gregory L. Heywood                     66,476(5)             2.7%

         Larry B. Fournier                      20,172(6)             0.8%

         William E. Arthur                      76,653(7)             3.1%

         Roger D. Blackwell                    530,422(3)            21.8%

         Robert A. Rothman                      74,800(8)             3.1%

         Michael D. Murphy                      22,500(9)             0.9%

         Thomas R. Green                        38,686(10)            1.6%

         All directors and executive
         officers as a group (11 persons)    1,837,818(11)           64.3%

---------------------------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership of within 60 days of December 31, 2000. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(2) "Percentage of Class" is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of December 31, 2000.

(3)  See preceding table and notes thereto.

(4) Includes 10,000 shares which may be purchased under presently exercisable options.

(5) Includes 7,000 shares which may be purchased under presently exercisable options.

(6) Includes 10,000 shares which may be purchased under presently exercisable options.



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
                                                                PRELIMINARY COPY


(7) Includes 22,000 shares which may be purchased under presently exercisable options. Also includes 25,572 shares owned by Mr. Arthur's spouse, as to which Mr. Arthur disclaims beneficial ownership.

(8) Includes 22,000 shares which may be purchased under presently exercisable options. Also includes 2,475 shares owned by Mr. Rothman's spouse, as to which Mr. Rothman disclaims beneficial ownership.

(9) Includes 22,000 shares which may be purchased under presently exercisable options.

(10) Includes 22,000 shares which may be purchased under presently exercisable options. Also includes 962 shares owned by Mr. Green's spouse and 150 shares owned by Mr. Green's children, as to which Mr. Green disclaims beneficial ownership.

(11) Includes 444,000 shares which may be purchased pursuant to presently exercisable options.

                                                                PRELIMINARY COPY



                              ELECTION OF DIRECTORS

         The Board of Directors has designated William E. Arthur, Todd B. Barnum and Thomas R. Green as nominees for election as Class III Directors of the Company to serve for terms of three years and until their successors are duly elected and qualified. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The Board of Directors has no reason to believe that any nominee will be unavailable. The shares represented by the enclosed proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Stock present in person or represented by proxy is required to elect each nominee. Abstentions and broker non-votes are not counted in the election of directors and thus have no effect.

         The following table sets forth (i) the nominees for election as Class III Directors of the Company, and (ii) the Class I and Class II Directors of the Company whose terms in office will continue.


                                            DIRECTOR
                                          CONTINUOUSLY
     NAME AND AGE                             SINCE        PRINCIPAL OCCUPATION
     ------------                             -----        --------------------
                   NOMINEES - TERMS TO EXPIRE 2004 (CLASS III)

William E. Arthur, 72                         1982         Of Counsel, Porter, Wright, Morris & Arthur, LLP
                                                           Attorneys at Law

Todd B. Barnum, 58                            1982         Chairman of the Board, Chief Executive
                                                           Officer and President

Thomas R. Green, 46                           1996         Chief Executive Officer
                                                           Lancaster Pollard & Company

              CONTINUING DIRECTORS - TERMS TO EXPIRE 2002 (CLASS I)

Mark F. Emerson, 53                           1982         Chief Operating Officer

Michael D. Murphy, 56                         1995         Private Investor

             CONTINUING DIRECTORS - TERMS TO EXPIRE 2003 (CLASS II)

Roger D. Blackwell, 60                        1984         Professor of Marketing, The Ohio State University

William C. Niegsch, Jr., 48                   1982         Executive Vice President, Chief
                                                           Financial Officer, Treasurer and Secretary

Robert A. Rothman, 59                         1982         President, Amusement Concepts, Inc., a corporation engaged in the video and electronic
                                                           games business

                                                                PRELIMINARY COPY


INFORMATION CONCERNING BOARD OF DIRECTORS

         During fiscal 2000, four meetings of the Board of Directors were held. All directors attended 75% or more of the total Board of Directors' meetings.

         In fiscal 2000, the members of the Compensation Committee were Messrs. Arthur, Blackwell and Green. The Compensation Committee's function is to recommend to the directors the annual compensation of the Company's executive officers, to grant options under the Company's stock option plans, and to establish other policies with respect to compensation. The Compensation Committee met twice during fiscal 2000. All Compensation Committee members were in attendance at such meetings, except Mr. Blackwell, who missed one meeting.

         In fiscal 2000, the members of the Audit Committee were Messrs. Rothman, Murphy and Green. The Audit Committee's function is to recommend to the directors a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers on matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met twice during fiscal 2000. All Audit Committee members were in attendance at each meeting.

         For fiscal 2000, each outside director was paid $2,000 per quarter. Directors who are also employees of the Company do not receive additional compensation for serving as directors. All directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company.

         The Company has entered into indemnification contracts with each of its present directors, which contracts were ratified and authorized by the stockholders on September 9, 1986. The indemnification contracts with the directors (i) confirm the present indemnity provided to them by the Company's By-laws and give them assurances that this indemnity will continue to be provided despite future changes in the By-laws, and (ii) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director of the Company or as a director or officer of any subsidiary of the Company or as a director or officer of any other company or enterprise when they are serving in such capacities at the request of the Company. No indemnity will be provided under the indemnification contract to any director on account of willful misconduct or conduct which is adjudged to have been knowingly fraudulent or deliberately dishonest.

         Mr. Blackwell is also a trustee of The Flex-Funds and a director of CheckPoint Systems, Inc., Intimate Brands, Inc., AirNet Systems, Inc., Applied Industrial Technologies, Inc., Anthony & Sylvan Pools Corporation, The Banc Stock Group and Frontstep Inc., each with a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                                                                PRELIMINARY COPY

EXECUTIVE OFFICERS

         In addition to Messrs. Barnum, Emerson, and Niegsch, the following persons are executive officers of the Company.

         GREGORY L. HEYWOOD, age 49, has been the Company's Regional Vice President of Operations since March 1994. Prior to becoming the Company's Regional Vice President of Operations, Mr. Heywood had been a Regional Manager of the Company since September 1983.

         BONNIE BRANNIGAN, age 37, has been the Company's Vice President - Marketing and Planning, since November 1996. From November 1994 to July 1996, Ms. Brannigan served as the General Manager of The Executive Gallery, a catalog/direct mail company. From March 1990 to August 1994, Ms Brannigan served as the Sales Development Manager of McMaster-Carr Supply Company, an industrial supply company.

         LARRY FOURNIER, age 54, has been the Company's Vice President of Development since 1996. Prior to becoming the Company's Vice President of Development, Mr. Fournier served as the Director of Development of the Company since 1993. Prior to joining the Company in 1993, Mr. Fournier served as the Regional Manager of Land Development for M/I Schottenstein Homes, Inc., a homebuilder/land developer.

                                                                PRELIMINARY COPY


EXECUTIVE COMPENSATION

         The table below sets forth all compensation paid for each of the Company's last three completed fiscal years ended October 29, 2000, to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who received compensation (based on salary and bonus) exceeding $100,000.


                                             SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                                                              Compensation
                                                                    Annual Compensation            Awards
                                                           ------------------------------     ------------
                                                                                   (e)                          (i)
                                                                                  Other                         All
                                                                                  Annual                       Other
                (a)                                          (c)        (d)       Compen-         (g)         Compen-
             Name and                         (b)           Salary      Bonus     sation        Options       sation
         Position Principal                  Year            ($)      ($)(1)      ($)(2)          (#)         ($)(3)
         ------------------                  ----           ------    -------     ------        -------       -------

Todd B. Barnum                               2000          $265,809    $96,000   $10,006         11,000         $30,000
Chairman, Chief Executive                    1999           245,500     80,000    10,111          --             30,000
Officer and President                        1998           220,000    134,421     6,653          --             30,000


Mark F. Emerson                              2000          $186,674    $48,000     $4,693        5,000          $10,000
Chief Operating Officer                      1999           170,575     40,000      4,143          --            10,000
                                             1998           150,000     54,000      2,790          --            10,000

William C. Niegsch, Jr.                      2000          $164,708    $48,000     $4,254        5,000          $10,000
Executive Vice President,                    1999           152,250     40,000      3,721          --            10,000
Chief Financial Officer,                     1998           130,000     66,460      2,677          --            10,000
Treasurer and Secretary

Gregory L. Heywood                           2000          $112,759    $61,361     $3,482        11,000          $2,000
Regional Vice President                      1999            92,179     54,672      2,438          --             2,000
of Operations                                1998            82,000     37,312      1,666         3,000           2,000

                                             2000           $99,125    $55,500     $3,093          --            $2,000
Bonnie J. Brannigan                          1999            79,390     33,625      2,249        10,000           2,000
Vice President, Marketing                    1998            70,000     59,656      1,581        10,000           2,000

---------------------------
(1) Amounts paid as bonuses are included for the year in which the bonus is earned, whether or not it is paid in that year or in a subsequent year. For the 1998 fiscal year, the Company paid an aggregate bonus to Messrs. Barnum, Emerson and Niegsch, and Ms. Brannigan, out of a bonus pool comprised (calculated cumulatively) of one percent of net income before tax from $1 to $1,486,000; five percent of net income before tax from $1,486,001 to $2,974,000; fifteen percent of net income before tax from $2,974,001 to $4,461,000; and twenty percent of net income before tax over $4,461,000. For the 1999 fiscal year, the Company paid an aggregate bonus to Messrs. Barnum, Emerson and Niegsch, and Ms. Brannigan, out of a bonus pool comprised (calculated cumulatively) of one percent of net income before tax from $1 to $1,783,000; seven percent of net income before tax from $1,783,001 to $3,566,000; fifteen percent of net income before tax from $3,566,001 to $5,349,000; and twenty-five percent of net income before tax over $5,349,000. For the 2000 fiscal year, the Company paid an aggregate bonus to Messrs. Barnum, Emerson and Niegsch, and Ms. Brannigan, out of a bonus pool comprised (calculated cumulatively) of four percent of operating income from $1 to $4,650,000, thirteen percent of operating income from $4,650,001 to $6,200,000, and twenty percent of operating income over $6,200,000. The aggregate bonus was shared forty percent by Mr. Barnum and twenty percent by each of Messrs. Emerson and Niegsch for 1998, 1999, and 2000. Ms. Brannigan received fifteen percent of the bonus pool in 1998 and 1999 and twenty percent of the bonus pool in 2000. In addition, for the 1998 and 1999 fiscal years, the Compensation Committee capped the bonus pool at an amount equal to one hundred twenty-five percent, respectively, of the aggregate base salaries of Messrs. Barnum, Emerson and Niegsch, and Ms.

     Brannigan. In addition to the bonus paid under the above formula, Messrs. Barnum and Niegsch received a tax offset bonus, under the Company's Incentive Stock Option Plan, equal to $26,421 and $12,460, respectively, during 1998. Ms. Brannigan received an additional bonus equal to $7,500, $3,625 and $19,156, which represented fifty percent of the purchase price of common stock acquired by her during 2000, 1999 and 1998, respectively. Mr. Heywood's bonus is based upon the performance of the restaurant and regional managers reporting to him.

(2) The Company maintains a medical reimbursement plan which provides for the reimbursement of substantially all of the uninsured medical and dental expenses of the Chief Executive Officer and President of the Company and his immediate family. The amount shown is the amount of reimbursements made by the Company during the fiscal year. The amount shown also includes amounts allocated to the executive officer pursuant to the Company's 401(k) and Supplemental Deferred Compensation Plans, in amounts for Mr. Barnum of $7,236, $6,404 and $4,380, Mr. Emerson of $4,693, $4,143 and $2,790, Mr.
     Niegsch of $4,254, $3,721 and $2,677, Mr. Heywood of $3,482, $2,438 and
     $1,666, and Ms. Brannigan of $3,093, $2,249 and $1,581, for fiscal 2000,
     1999 and 1998, respectively.

(3) Amounts shown represent the annual full amount of premiums paid by the Company on split dollar life insurance policies on the lives of each of Messrs. Barnum, Emerson, Niegsch and Heywood and Ms. Brannigan. Premiums paid by the Company will be repaid from the death benefit and the balance will be paid to the employee's beneficiaries. In the event of termination of employment, other than for cause or on death, the employee has the right to purchase the policy from the Company for the Company's cash value; provided, however, that beginning in 1993 for Messrs. Barnum, Emerson and Niegsch, and in 1998 for Mr. Heywood and Ms. Brannigan, ownership of the Company's cash value of the policy vests in the employee at the rate of 10% per year, so that the employee will only be required to pay the unvested portion of the Company's cash value on termination.

SEVERANCE AGREEMENTS

         On January 10, 2000, the Company entered into severance agreements in the event of a change in control with Todd B. Barnum, Mark F. Emerson and William C. Niegsch, Jr., (collectively the "Senior Executives"), and with Gregory L. Heywood and Bonnie J. Brannigan, (collectively the "Officers"). The agreements provide that in the event of the Senior Executive's or Officer's termination of employment under certain circumstances during the "Effective Period" (as defined in the agreement) following a "Change in Control" (as defined in the agreement) of the Company, he or she will be entitled to severance benefits. The "Effective Period" is the 12-month period following a Change in Control, except for the Senior Executives who have a 13-month Effective Period, including a "Window Period" in the 13th month following a Change in Control in which the Senior Executives may terminate their employment for any reason and be entitled to severance benefits.

         If an Officer terminates employment during the Effective Period for "Good Reason" (as defined in the agreement), or if a Senior Executive terminates his employment during the Effective Period for Good Reason or during the Window Period for any reason, or if the Company terminates employment during such period for any reason other than for Cause (as defined in the agreement) or as a result of death, retirement or disability, the Company will be obligated to pay his base salary and prorated bonus through the date of termination and to make a lump-sum payment equal to 2.99 times (for Senior Executives) or 1.5 times (for Officers) the average annual compensation (including salary and bonus) which was payable to such executive for the five taxable years ending prior to the date on which the Change of Control occurred.

                                                                PRELIMINARY COPY


STOCK OPTION PLANS

         The Company's 1996 and 1992 Stock Option Plans provide for the issuance of options to purchase up to 400,000 and 412,500 shares of the Common Stock, $.10 par value per share, of the Company, respectively, subject to adjustment for stock splits and other changes in the Company's capitalization, which options either meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or do not meet such requirements ("Nonqualified Options"). Key employees of the Company, officers and directors of the Company, and certain other persons who provide services to the Company are eligible to receive options under the 1996 and 1992 Stock Option Plans. Options are granted to persons selected by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee determines the number of shares subject to option, the exercise price, and exercise period of such option and whether the option is intended to be a Nonqualified Option or an Incentive Option. The Committee also has the discretion under the 1996 and 1992 Stock Option Plans to make cash grants to optionholders that are intended to offset a portion of the taxes payable upon the exercise of Nonqualified Options or upon certain dispositions of shares acquired under Incentive Options. The tables set forth below provide additional information with respect to the grants and exercises of stock options by the named executive officers of the Company. As of December 31, 2000, the Company had options for 34,000 and 17,050 shares of Common Stock, respectively, under the 1996 and 1992 Stock Option Plans outstanding.


                                          OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                               ------------------------------------------------------
                                                                                                     (f)
                                                                                         Potential Realizable Value
                                                 (c)                                       At Assumed Annual Rates
                                             % of Total                                  Of Stock Price Appreciation
                                               Options                                          For Option Term(3)
                                               Granted                                   ---------------------------
                                  (b)            To             (d)
                                Options       Employees       Exercise        (e)
      (a)                       Granted       In Fiscal        Price       Expiration
      Name                      (#)(1)           Year        ($/Sh)(2)        Date           5%($)          10%($)
-------------------             --------      ---------      ---------     ----------       -------        --------

Todd B. Barnum                   11,000          19.9%          $8.38        10/20/06       $31,350        $71,170
Mark F. Emerson                   5,000           9.1%          $8.38        10/20/06       $14,249        $32,347
William C. Niegsch                5,000           9.1%          $8.38        10/20/06       $14,249        $32,347
Gregory L. Heywood               11,000          19.9%          $8.38        10/20/06       $31,350        $71,170
Bonnie J. Brannigan                --             --              --            --            --             --

---------------------------

(1) All options are first exercisable October 20, 2003. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. Options not yet exercised are cancelled after 30 days following termination of employment other than by death or for cause. In the event of termination of employment by death, the option may be exercised for up to one year but not later than the expiration date. Options not yet exercised are immediately cancelled upon the termination of employment for cause. Generally, the exercise price of options may be paid for in cash or in shares of Common Stock of the Company with the consent of the Committee. In addition, any tax which the Company is required to withhold in connection with the exercise of any stock option may be satisfied by the optionholder by electing, with the consent of the Committee, to have the number of shares to be delivered on the exercise of the option reduced by, or otherwise

                                                                PRELIMINARY COPY


     by delivering to the Company, such number of shares of Common Stock having a fair market value equal to the amount of the withholding requirements.

(2) In all cases, the exercise price was equal to or greater than the closing market price of the underlying shares on the date immediately prior to the date of grant.

(3) The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict or forecast future stock prices.


                                      AGGREGATED OPTION EXERCISES IN LAST
                                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                         (e)
                                                                                                      Value of
                                                                                  (d)                Unexercised
                                                                               Number of            In-the-Money
                                                                              Unexercised            Options at
                                       (b)                  (c)          Options at FY-End(#)       FY-end($)(1)
                                      Shares               Value
               (a)                 Acquired on            Realized           Exercisable/           Exercisable/
            Name                   Exercise (#)             ($)              Unexercisable          Unexercisable
----------------------             ------------           ---------      --------------------       -------------

Todd B. Barnum                          --                   --             143,000/11,000           $142,852/0

Mark F. Emerson                         --                   --              82,000/5,000             $90,226/0

William C. Niegsch, Jr.                 --                   --              82,000/5,000             $90,226/0

Gregory L. Heywood                      --                   --              7,000/14,000           $12,847/6,390

Bonnie J. Brannigan                     --                   --              10,000/20,000         $18,175/31,300

---------------------------

(1) As of October 29, 2000, not all unexercised options that were exercisable were in-the-money, meaning that the fair market value of the underlying securities exceeded the exercise price of the option at that date.

                                                                PRELIMINARY COPY

     The following Board Compensation Committee Report on Executive Compensation and Performance Graph will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and evaluates individual senior executive officers and determines the compensation for each. In general, compensation is designed to attract and retain qualified key executives, reward individual performance, relate compensation to Company goals and objectives and enhance shareholder value.

         Compensation for the executive officers includes base salary, bonus and stock option awards. Base salary is reviewed annually in light of the Committee's perception of individual performance, performance of the Company as a whole and industry analysis and comparison. No specific weight is given to any of these factors in the evaluation of an executive officer's base salary. However, since 1991, the Committee has felt that a significant portion of each senior executive officer's compensation should be in the form of bonuses based upon Company performance.

         Beginning in fiscal 1991, a formula was established in advance for determining the amount of bonus to be paid to the Company's senior officers. In 1992, that formula was modified to allow for the creation of a bonus pool. The dollar amount of the pool was originally equal to 1% of the first $500,000 in pre-tax earnings; 5% of the next $500,000; 10% of the next $500,000 and 25% of pre-tax earnings in excess of $1,500,000. In line with the Committee's established goal of a 20% annual growth in earnings, the breakpoints for each earnings increment in the bonus formula was increased 20% for each year through 1999. For fiscal 1998, the 10% bonus level was increased to 15% and the 25% bonus level was decreased to 20%. For fiscal 1999, the 5% bonus level was increased to 7% and the 20% bonus level was increased to 25%. From 1996, through 1999, the Committee capped the bonus pool at an amount equal to 125% of the aggregate base salaries of the four senior officers. For fiscal 2000, the bonus formula was changed. In Fiscal 2000, the bonus pool was equal to 4% of operating income up to $4,650,000, 13% of operating income between $4,650,001 and $6,200,000, and 20% of operating income in excess of $6,200,000. In addition, there was no cap imposed on the bonus pool for Fiscal 2000, which was shared 40% by Mr. Barnum and 20% by each of Messrs. Emerson and Niegsch and Ms. Brannigan.

         For Fiscal 2001, a bonus equal to 10%, 2.5%, 2.5% and 2.5% of Adjusted Operating Earnings in excess of $5,550,000 will be paid to Messrs. Barnum, Emerson and Niegsch and Mrs. Brannigan, respectively. Adjusted Operating Earnings is defined as operating income, plus the accrual for this executive bonus program, plus any nonrecurring charges for the fiscal year, less any nonrecurring gains.

         In addition, the Committee established individual bonus programs for Messrs. Emerson,

                                                                PRELIMINARY COPY


Niegsch and Heywood and Mrs. Brannigan. Mr. Emerson's individual bonus program is based on store level operating income. Mr. Niegsch's individual bonus program is based on budgeted administration expense. Mr. Heywood's individual bonus is based on the bonuses of managers reporting to him. Mrs. Brannigan's individual bonus is based on same store sales and advertising expenses.

         The Committee also awards stock options to executive officers to encourage share ownership and to give them a stake in the performance of the Company's stock. Stock option awards are considered annually. The specific number of stock options granted to individual executive officers is determined by the Committee's perception of relative contributions or anticipated contributions to overall corporate performance. The Committee also reviews the total number of options already held by individual executive officers at the time of grant.

         Compensation for Mr. Barnum, the Company's CEO, during the 2000 fiscal year included salary and bonus. Mr. Barnum's base salary was determined by reviewing the previous level of his base salary, industry analysis and comparison and increases in the cost of living. No specific weight was given to any of these factors in the evaluation of Mr. Barnum's base salary. Mr. Barnum's bonus was determined solely by the formula established in advance for determining executive officers' bonuses. Options to purchase 11,000 shares were awarded to Mr. Barnum in fiscal 2000.

         The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Committee does not believe that this law will impact the Company in the near term because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                             Compensation Committee:

                                             William E. Arthur
                                             Roger D. Blackwell
                                             Thomas R. Green

                                                                PRELIMINARY COPY

PERFORMANCE GRAPH



                                                                   FISCAL YEAR ENDING
                                --------------------------------                          --------------------------------
COMPANY/INDEX/MARKET            10/27/1995      10/31/1996      10/24/1997      10/23/1998      10/29/1999      10/27/2000

Max & Erma's Rest                 100.00          86.89           82.79            83.61           86.89          109.84

Eating Places                     100.00         109.96          115.64           141.14          157.27          127.83

NASDAQ Market Index               100.00         117.43          153.90           174.02          287.23          354.69


         The above Performance Graph compares the performance of the Company with that of the NASDAQ Market Index and a Peer Group Index, which is an index of SIC Code 5812 - Eating Places. Both the NASDAQ Market Index and the Peer Group Index include stocks of companies that were public as of October 29, 2000, and during the entire five-year period illustrated on the Performance Graph.

                                                                PRELIMINARY COPY

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors, composed entirely of independent directors, met twice in Fiscal 2000. The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the Board. The full responsibilities of the Committee are set forth in its charter, as adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         In fulfilling its responsibilities, the Committee recommended to the Board, subject to shareholder approval, the selection of Deloitte & Touche LLP as the Company's independent public accountants. The Committee:

- Discussed and considered the independence of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of the independent public accountants;
- Received written affirmation that Deloitte & Touche LLP is in fact independent;
-    Discussed the overall audit process, receiving and reviewing all reports;
- Involved Deloitte & Touche LLP in the Committee's review of the Company's financial statements and related reports with management;
- Provided to Deloitte & Touche LLP full access to the Committee and the Board to report on any and all appropriate matters.
- Discussed with Deloitte & Touche LLP all matters required to be reviewed by generally accepted auditing standards.

         The Committee provided guidance and oversight to the internal audit function of the Company including review of the organization, plans and results of this activity. Both the Chief Financial Officer and Deloitte & Touche LLP were afforded the routine opportunity to meet privately with the Committee and were encouraged to discuss any matters they desired.

         The Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

         In addition, the Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Committee felt appropriate.

         Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in the annual report and should be read in conjunction with this letter and review of the financial statements. The Company's audited financial statements included in the annual report on Form 10-K were, after the Committee's review, approved by the Board of Directors for filing with the Securities and Exchange Commission.

                                                                PRELIMINARY COPY


         Based upon its work and the information received in the inquiries outlined above, the Committee is satisfied that its responsibilities under the charter for the period October 29, 2000, were met and that the financial reporting and audit processes of the Company are functioning effectively.

                                Audit Committee:

                                Robert A. Rothman
                                Michael D. Murphy
                                Thomas R. Green

                                                                PRELIMINARY COPY


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2000.

CERTAIN TRANSACTIONS

         Mr. Rothman, a director of the Company, owns a 40% equity interest in, and is President of, Amusement Concepts, Inc., which has exclusive licenses to install and operate coin-operated amusement games in seven Max & Erma's restaurants. Under the licenses, the restaurant owner receives a license fee equal to 50% of the gross revenues generated by the games installed in the restaurant. All of the licenses are presently on a year-to-year basis. The Company received games revenues of $75,450 during the fiscal year ended October 29, 2000, under the various licenses with Amusement Concepts, Inc.

         The Company believes that the terms of all of the transactions and existing arrangements set forth above are no less favorable to the Company, its subsidiaries and affiliated partnerships than similar transactions and arrangements which might have been entered into with unrelated parties.

               APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

GENERAL

         On December 12, 2000, the Company's Board of Directors unanimously approved, and for the reasons described below, unanimously recommends that the Company's shareholders approve, an amendment to Article 4 of the Company's Amended Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 10,000,000 to 5,000,000 shares, to be effective at the time a Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the "Share Reduction"). Under the amendment,
Article 4 of the Amended Certificate of Incorporation would read:

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Five Million Five Hundred Thousand (5,500,000) of which Five Million (5,000,000) shares shall be Common Stock of Ten Cents ($0.10) par value, and Five Hundred Thousand (500,000) shares shall be Preferred Stock of Ten Cents ($0.10) par value.

         As of December 31, 2000, of the 10,000,000 shares of common stock authorized, the Company had 2,415,314 issued and outstanding shares of common stock and an additional

                                                                PRELIMINARY COPY


698,000 shares of common stock subject to issuance upon the exercise of outstanding options and warrants issued by the Company, for an aggregate of 3,113,314 shares of common stock issued and outstanding or subject to issuance. By implementing the Share Reduction, the number of authorized, but unissued shares of common stock will be reduced from 6,886,686 to 1,886,686.

EFFECT OF THE SHARE REDUCTION

         If the Share Reduction is approved, the rights of the holders of the common stock as stockholders will not be affected. The Share Reduction will not affect the number of shares owned by any shareholder or any shareholder's proportionate equity interest in the Company. Nor will the Share Reduction affect the number of shares of common stock issuable upon the exercise of outstanding warrants and options.

         The Share Reduction will not change the par value of shares of common stock. Under applicable Delaware law, the total capital of the Company will not be reduced as a result of the Share Reduction, even though the aggregate par value of all authorized shares will be reduced to approximately one half of the aggregate par value prior to the Share Reduction.

         If the amendment is approved by the Company's shareholders, the Share Reduction will also limit the number of shares of common stock available to the Company in the future for purposes such as:

        -        acquisitions;
        -        strategic investments;
        - corporate transactions, such as stock splits or stock dividends;
        - financing transactions, such as public offerings of common stock or convertible securities;
        -        incentive and employee benefit plans; and
        - otherwise for corporate purposes that have not yet been identified.

This limitation will become enhanced as the number of shares of common stock issued and outstanding or subject to issuance subsequently approaches or totals 5,000,000 shares. In the event the Board determines that additional shares of common stock are required, it will be necessary to solicit and receive the affirmative vote of a majority of the holders of the Company's common stock in order to amend the articles and thereby increase the number of authorized shares. In addition, the Board is aware that such a reduction may reduce the ability of the Company to issue additional shares to inhibit persons, or otherwise dilute the stock ownership of shareholders, seeking to control the Company without negotiating with the Board of Directors.

PURPOSE OF THE PROPOSED SHARE REDUCTION

         The principal reason for the Share Reduction is that the Company's overall state tax liability would decrease by approximately $21,000 annually. Presently, the Company pays approximately $44,000 annually pursuant to the Delaware Franchise Tax. The method employed

                                                                PRELIMINARY COPY


by the Company for computing its tax liability is based in part upon its total number of authorized shares. As a result, a reduction in the total number of authorized shares will have a direct impact on the amount of Franchise Tax which must be paid by the Company on an annual basis.

         The Board believes that a reduction in the amount of authorized shares of Company common stock will provide an annual tax savings, while causing little or no complications or hindrances to other corporate purposes.

VOTE REQUIRED

         In accordance with Delaware law, the Share Reduction, which requires an amendment to the Certificate of Incorporation, must be approved by a majority of the votes entitled to be cast on the matter. For this purpose, the holders of the common stock will vote on the matter as a class. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE SHARE REDUCTION.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected, subject to the approval of the stockholders of the Company, Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending October 28, 2001. It is intended that persons acting under the accompanying proxy will vote the shares represented thereby in favor of ratification of such appointment. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. Deloitte & Touche LLP has performed audits of the Company's financial statements since 1980.

         Ratification of the selection of the independent public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter. The Board of Directors recommends a vote FOR ratification of the selection of the independent public accountants. Abstentions have the same effect as votes cast against ratification, and broker non-votes have no effect. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for ratification of the selection of the public accountants.

                     REPORTS TO BE PRESENTED AT THE MEETING

         There will be presented at the meeting the Company's Annual Report to Stockholders for the fiscal year ended October 29, 2000, containing financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material and management does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

                                                                PRELIMINARY COPY


         The cost of this solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company may reimburse such persons for their expenses in doing so. The Company may also retain a professional proxy solicitation firm to assist in the solicitation of proxies at a maximum total cost to be borne by the Company of $10,000 plus out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2002 must be received by the Company (addressed to the attention of the Secretary) on or before December 7, 2001. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the proxy rules of the Securities and Exchange Commission.

                                                                PRELIMINARY COPY

                                  OTHER MATTERS

         The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

         All proxies received duly executed will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to the Company or in person at the meeting, without affecting any vote previously taken.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          TODD B. BARNUM
                                          CHAIRMAN OF THE BOARD,
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                                                      Appendix A
                                                                      ----------

                             AUDIT COMMITTEE CHARTER

           Max & Erma's Restaurants, Inc., a Company Listed on NASDAQ

                             As Adopted May 18, 2000


This Charter sets forth the role and responsibilities of the Audit Committee of the Company in its financial reporting system. The Audit Committee generally oversees and monitors management's and the independent outside auditors' participation in the financial reporting process. The independent outside auditor for the Company is ultimately accountable to the Board and Audit Committee, as representatives of the shareholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor proposed for shareholder approval in any proxy statement).

Responsibilities
----------------

The Audit Committee is appointed by the Board to assist the Board in, among other things: (1) Monitoring the integrity of the financial statements of the Company, (2) Requiring that the outside auditor submits on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard I, and actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the Board of Directors take, appropriate action, to oversee the independence, (3) Reviewing and assessing the adequacy of this Charter, at least annually, (4) Making such reports as are required by the Securities and Exchange Commission and (5) Making recommendations to the Board with respect to the selection, evaluation, and where appropriate, replacement of the Company's outside auditors. The Audit Committee shall have such other responsibilities as are required by the NASDAQ Stock Market and the Securities and Exchange Commission.

Membership Requirements
-----------------------

The Audit Committee shall consist of three members. Each member of the Audit Committee shall meet the independence standards and financial literacy requirements as established from time to time by the American Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. The Audit Committee members shall select a Chair, who shall be an "Independent Director", as defined in the listing standards of the NASDAQ Stock Market.

Authority
---------

The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee with respect to its responsibilities and authority hereunder

Max & Erma's Restaurants, Inc., a NASDAQ Listed Company


and to retain professionals and advisors to assist the Audit Committee in improving its financial literacy, and incur any expenses related to any of the foregoing. The Audit Committee may require any officer or employee of the Company or the Company's internal or outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

Processes
---------

In fulfilling its responsibilities and in the exercise of its authority, during each of the periods indicated the Audit Committee


A.       QUARTERLY

1. Shall maintain minutes of its meetings (which may, if needed to protect privilege, be confidential) and make regular reports to the Board.

2. Review with management and the outside auditor the financial statement review completed by the outside auditor prior to the release of quarterly earnings.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.


B.       ANNUALLY

1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

2. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

3. Prepare the Audit Committee Report containing the name of each member of the Audit Committee at the end thereof, as required by the rules of the Securities and Exchange Commission, to be included in the Company's annual proxy statement, stating whether:

         (a) The Audit Committee reviewed and discussed the audited financial statements with management;

Max & Erma's Restaurants, Inc., a NASDAQ Listed Company


         (b) The Audit Committee discussed with the outside auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         (c) The Audit Committee received the written disclosures and the letter from the outside accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the outside accountant the outside accountant's independence; and

         (d) Based on the review and discussions referred to in paragraphs (a) through (c) above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB (17 CFR 249.31b) for the last fiscal year for filing with the Commission.

4. Provide the Board with such individual information and assurances as are reasonably necessary to assure that each member is an Independent Director.

5. Obtain from the outside auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

6. Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

7. Obtain reports from management, the Company's senior internal auditing executive and the outside auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

8. Review with the outside auditor any problems or difficulties the auditor may have encountered and any management letter provided by the outside auditor and the Company's response to that letter. Such review should include:

         (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         (b) Any changes required in the planned scope of the internal audit.

         (c) The internal audit department responsibilities, budget and staffing.

9. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

10. Review with the Company's inside General Counsel and principal outside Counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Max & Erma's Restaurants, Inc., a NASDAQ Listed Company


11. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

13.      Approve the fees to be paid to the independent auditor.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                  DETACH CARD
PROXY
                         MAX & ERMA'S RESTAURANTS, INC.
                              4849 Evanswood Drive
                              Columbus, Ohio 43229

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 5, 2001

    The undersigned stockholder of Max & Erma's Restaurants, Inc. (the "Company") hereby appoints, Todd B. Barnum and William C. Niegsch, Jr. or either of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4849 Evanswood Drive, Columbus, Ohio on Thursday, April 5, 2001, at 9:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1. ELECTION OF WILLIAM E. ARTHUR, TODD B. BARNUM, AND THOMAS R. GREEN AS CLASS III DIRECTORS.

   [ ] FOR

   [ ] WITHHOLD AUTHORITY FOR EACH NOMINEE

     INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:

     -----------------------------------------------------------------

2. ADOPTION OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 SHARES TO 5,000,000 SHARES.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                     (Continued and to be signed on other side.)

                                  DETACH CARD
                          (Continued from other side.)

3. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2001 FISCAL YEAR
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

    The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated February 21, 2001, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

    PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                           Dated: -----------, 2001

                                           ------------------------------
                                                    (Signature)

                                           ------------------------------
                                                    (Signature)

                                           SIGNATURE(S) SHALL AGREE WITH
                                           THE NAME(S) PRINTED ON THIS
                                           PROXY. IF SHARES ARE
                                           REGISTERED IN TWO NAMES, BOTH
                                           STOCKHOLDERS SHOULD SIGN THIS
                                           PROXY. IF SIGNING AS ATTORNEY,
                                           EXECUTOR, ADMINISTRATOR,
                                           TRUSTEE OR GUARDIAN, PLEASE
                                           GIVE YOUR FULL TITLE AS SUCH.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS